UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K
_______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 24, 2006

Chardan North China Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51431	20-2479743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

625 Broadway, Suite 1111
San Diego, California 92101
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(858) 847-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2006, Chardan North China Acquisition Corporation ("CNCAC") entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement dated as of August 2, 2005 (the "Warrant Agreement") by and between CNCAC and Continental Stock Transfer & Trust Company, as Warrant Agent.

On August 29, 2006, CNCAC and EarlyBirdCapital, Inc. entered into an amendment to the Unit Purchase Option issued in connection with the August 2005 initial public offering of CNCAC.

Both the Warrant Clarification Agreement and the amendment to the Unit Purchase Option, which are filed as exhibits to this Current Report on Form 8-K, clarified that in no event would CNCAC be obligated to pay cash or other consideration to the holders of the warrants or the purchase option or "net-cash settle" the obligations of CNCAC under either agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.4(a)	Amendment to Unit Purchase Option
4.5(a)	Warrant Clarification Agreement of August 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2006

CHARDAN NORTH CHINA ACQUISITION CORPORATION

	By:	/s/ Richard D. Propper
Dr. Richard D. Propper
Chairman